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                                                                 EXHIBIT 10.19

                                           *** TEXT OMITTED AND FILED SEPARATELY
                                    PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST
                                            UNDER 17 C.F.R. SECTION 200.80(b)(4)
                                               AND RULE 406 UNDER THE SECURITIES
                                                         ACT OF 1933, AS AMENDED


                             AMENDMENT TO AGREEMENT

         THIS AMENDMENT TO AGREEMENT (the "Amendment") is made and entered into effective as of January 30, 2004 (the "Amendment Effective Date"), by and between STRUCTURAL GENOMIX, INC., a corporation organized and existing under the laws of the State of Delaware and having its principal place of business located at 10505 Roselle Street, San Diego, CA 92121 ("SGX") and ELI LILLY AND COMPANY., a corporation organized and existing under the laws of the state of Indiana and having its principal place of business at Lilly Corporate Center, Indianapolis, Indiana 46285, ("Lilly"). Lilly and SGX may be referred to herein as a "Party" or, collectively, as "Parties".

         RECITALS

         A. Lilly and SGX have entered into a Collaboration and License Agreement effective April 14, 2003 as amended July 1, 2003, (the "Agreement") under which the Parties have agreed to conduct a collaborative research program.

         B. The Parties desire to amend the terms of the Agreement as provided in this Amendment.

         NOW, THEREFORE, the Parties agree as follows:

1. AMEND SECTION 5.5(a). Section 5.5(a) of the Agreement is hereby amended to delete the final sentence in its entirety and replace it with the following::
"Notwithstanding anything to the contrary in this Agreement: (i) this Section 5.5(a) shall not apply to the Collaboration Targets: [...***...], [...***...], [...***...], [...***...], [...***...] and such other Collaboration Targets as
Lilly or any Lilly representative on the JSC may from time to time add to this list on written notice to SGX; and (ii) SGX shall have the right at all times to use and practice Collaboration Technology relating to any Collaboration Target which Lilly or any Lilly representative on the JSC confirms in writing to SGX is not a drug target, for drug discovery purposes on its own behalf or under collaborations with third parties who are [...***...] for such activities." Lilly hereby confirms to SGX that members of the [...***...] family and [...***...] are not drug targets.

2. FULL FORCE AND EFFECT. This Amendment, effective as of the Amendment Effective Date, amends the terms of the Agreement and is deemed incorporated into, and governed by all other terms of, the Agreement. The provisions of the Agreement, as amended by this Amendment, remain in full force and effect. To the extent that the Agreement is explicitly amended by this Amendment, the terms of the Amendment will control where the terms of the Agreement are contrary to or conflict with the following provisions. Where the Agreement is not explicitly amended, the terms of the Agreement will remain in force.

         IN WITNESS WHEREOF, the Parties have executed this Amendment in duplicate originals by their authorized officers as of the date and year first above written.

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
ELI LILLY AND COMPANY                                         STRUCTURAL GENOMIX, INC.

By:  /s/ Steven M. Paul                                       By:  /s/ Herbert G. Mutter
     ---------------------------------------------------           --------------------------------------------------------

Title:  Executive Vice President, Science and Technology      Title: Vice President, Finance
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                                             ***CONFIDENTIAL TREATMENT REQUESTED